Exhibit (4)(d)
---------------------------------===============================================
Prudential                       LIMITATION PROVISIONS
                                 ___ The Prudential Insurance Company of America
                                 ___ Pruco Life Insurance Company
================================================================================

The contract is amended at issue to include these provisions. They apply even though the contract may state otherwise:

Non-transferable

This contract may not be sold, assigned, or pledged for any purpose to anyone except us.

--------------------------------------------------------------------------------
Retirement Options

For settlements that start while the Annuitant is living:

The fixed period payout option may be chosen only if the period will not exceed the life expectancy of the Annuitant, as we determine for persons of the same age. If there is a contingent payee, the period may not exceed the joint life and last survivor expectancy of the Annuitant and the contingent payee, as we determine for persons of the same age.


--------------------------------------------------------------------------------
Death Options

Except for one made in accord with the Retirement Options above, a settlement may not be chosen unless one of these next three sentences is true:

1. The amount available for settlement with the beneficiary or contingent payee will be distributed within five years of the date of death of the person by reason of whose death the amount became available.

2. That amount will be payable at such death to the beneficiary or contingent payee who is a natural person to be paid in his or her own right, and settlement will be made under a life income option or under the fixed period payout option for a period not to exceed the life expectancy of the beneficiary or contingent payee, as we determine for persons of the same age.

3. The beneficiary is the Annuitant's spouse and settlement as described in 1. or 2. above will start no later than April 1st of the calendar year next following the end of the calendar year in which the Annuitant would have attained age 70 1/2.

--------------------------------------------------------------------------------
Annuity Date

The annuity date may not be changed to a date that is later than April 1st of the calendar year next following the end of the calendar year in which the Annuitant would attain age 70 1/2.
--------------------------------------------------------------------------------
A change might be needed later to conform this contract to the requirements of the Internal Revenue Code, regulations or published rulings or to the requirements of the Employee Retirement Income Security Act of 1974 if so, we will have the right to make the change(s) without a signed request and to provide a form of amendment to the contract.




                                          Endorsed by attachment for the Company
                                          on the Contract Date

                                          By /s/ Dorothy K. Light
                                                      Secretary

================================================================================


---------
Ord 80445 Ed 8-88
---------